EXHIBIT 10.2

LIMITED CONTINUING GUARANTY

This LIMITED CONTINUING GUARANTY (this “Guaranty”) is made by GENERAL FINANCE CORPORATION, a Delaware corporation (“Guarantor”) to and for the benefit of WELLS FARGO BANK, NATIONAL ASSOCIATION (with its participants, successors and assigns, “Wells Fargo”) as of June 10, 2014.

Recitals

Reference is made to the following:

A.
Wells Fargo, SOUTHERN FRAC, LLC, a Texas limited liability company (the “Company”), Guarantor, and GFN MANUFACTURING CORPORATION, a Delaware corporation (“GFN Mfg”) have entered into that certain Credit and Security Agreement, dated as of October 1, 2012, as amended by that certain First Amendment to Credit and Security Agreement, dated as of February 22, 2013, as amended by that certain Second Amendment to Credit and Security Agreement, dated as of June 26, 2013, and as amended by that certain Third Amendment to Credit and Security Agreement, dated as of September 5, 2013 (as  amended, modified, extended, restated or supplemented from time to time, the “Credit Agreement”).

B.
The Obligations (as defined in the Credit Agreement) are secured by Accounts (as defined in the Credit Agreement), including one or more Accounts owing from Account Debtors (as defined in the Credit Agreement) that are majority owned, directly or indirectly by Guarantor or Affiliates of Guarantor (the “Guarantor Affiliate Accounts”).

C.
Borrower has requested that Wells Fargo amend certain provisions of the Credit Agreement, as more fully set forth in that certain Fourth Amendment to Credit and Security Agreement, dated as of the date hereof (the “Fourth Amendment”) to allow for the increased eligibility of the Guarantor Affiliate Accounts.

D.
Subject to the terms, conditions and limitations set forth in the Fourth Amendment, Wells Fargo is willing to amend certain provisions of the Credit Agreement as set forth in the Fourth Amendment, provided that, the Guarantor makes this Guaranty and in full reliance upon the guaranty herein provided to Wells Fargo.

AGREEMENTS

1.           GUARANTY.  In consideration of the foregoing and other good and valuable consideration, Guarantor hereby unconditionally guarantees and promises to pay to Wells Fargo, or order, on demand in lawful money of the United States of America and in immediately available funds, any and all Indebtedness.  The term “Indebtedness” means any amounts outstanding owing to the Company pursuant to the Guarantor Affiliate Accounts to the extent the aggregate amount of all such Guarantor Affiliate Accounts shall exceed $1,500,000.00.  This Guaranty is a guaranty of payment and not collection.

2.           SUCCESSIVE TRANSACTIONS; REVOCATION; OBLIGATION UNDER OTHER GUARANTIES.  This is a continuing guaranty and all rights, powers and remedies hereunder shall apply to all past, present and future Indebtedness, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the death, incapacity, dissolution, liquidation or bankruptcy of Company, Guarantor, or any Account Debtor or any other event or proceeding affecting either Company or Guarantor.  This Guaranty is irrevocable and shall not be subject to termination by Guarantor until all commitments under the Credit Agreement shall have been terminated and the outstanding balance of Indebtedness, calculated in accordance with this Guaranty shall be less than $1,500,000.  In furtherance of the foregoing, Guarantor promises to pay on demand based on the amount of Guarantor Affiliate Accounts owing as of the date of demand, which demand may be made one or more times following the occurrence of an Event of Default (as defined in the Credit Agreement).  Wells Fargo may allocate amounts paid by Guarantor among the Guarantor Affiliate Accounts in such manner as it may elect as long as credit is given dollar-for-dollar.  Guarantor agrees that the amount of all Guarantor Affiliate Accounts will be calculated without giving effect to any defenses, disputes or rights of offset that Account Debtors may assert (whether or not valid), and that credit for payments made by Guarantor may be allocated to setoff or disputed accounts in the election of Wells Fargo.  The obligations of Guarantor under this Guaranty shall be in addition to any obligations of Guarantor under any other guaranties of any liabilities or obligations of Company or other persons that may be given to Wells Fargo at any time, unless the other guaranties are expressly modified or revoked in writing; and neither this Guaranty nor any amounts paid hereunder shall, unless expressly provided for in this Guaranty, affect, limit or invalidate any such other guaranties.

3.           OBLIGATIONS JOINT AND SEVERAL; SEPARATE ACTIONS; WAIVER OF STATUTE OF LIMITATIONS; REINSTATEMENT OF LIABILITY.  The obligations of Guarantor under this Guaranty are joint and several and independent of the obligations of Company, and a separate action or actions may be brought and prosecuted against Guarantor, whether the action is brought against Company or other persons, or whether Company or other persons are joined in any such action or actions.  Guarantor acknowledges that this Guaranty is absolute and unconditional, that there are no conditions precedent to the effectiveness of this Guaranty, and that this Guaranty is in full force and effect and binding on Guarantor as of the date written below, regardless of whether Wells Fargo obtains collateral or any guaranties from others or takes any other action contemplated by Guarantor.  Guarantor waives the benefit of any statute of limitations affecting the enforcement or Guarantor’s liability under this Guaranty, and Guarantor agrees that any payment of any Indebtedness or other act which shall toll any applicable statute of limitations shall similarly toll the statute of limitations applicable to Guarantor's liability under this Guaranty.  The liability of Guarantor hereunder shall be reinstated and revived and the rights of Wells Fargo shall continue if and to the extent for any reason any amount at any time paid on account of any Indebtedness guaranteed hereby is rescinded or must otherwise be restored by Wells Fargo, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, all as though such amount had not been paid.  The determination as to whether any amount so paid must be rescinded or restored shall be made by Wells Fargo in its sole discretion; provided however, that if Wells Fargo chooses to contest any such matter at the request of Guarantor, Guarantor agrees to indemnify and hold Wells Fargo harmless from and against all costs and expenses, including reasonable attorneys' fees, expended or incurred by Wells Fargo in connection therewith, including without limitation, in any litigation with respect thereto.

4.           AUTHORIZATIONS TO WELLS FARGO.  Guarantor authorizes Wells Fargo either before or after revocation hereof, without notice to or demand on Guarantor, and without affecting Guarantor's liability hereunder, from time to time to: (a) alter, compromise, renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; (b) take and hold security for the payment of this Guaranty or the Indebtedness or any portion thereof, and exchange, enforce, waive, subordinate or release any such security; (c) apply such security and direct the order or manner of sale thereof, including without limitation, a non-judicial sale permitted by the terms of the controlling security agreement, mortgage or deed of trust, as Wells Fargo in its discretion may determine; (d) release or substitute any one or more of the endorsers or any other guarantors of the Indebtedness, or any portion thereof, or any other party thereto; and (e) apply payments received by Wells Fargo from Company to any portion of the Indebtedness, in such order as Wells Fargo shall determine in its sole discretion, whether or not such Indebtedness is covered by this Guaranty, and Guarantor hereby waives any provision of law regarding application of payments which specifies otherwise.  Wells Fargo may without notice assign this Guaranty in whole or in part.  Upon Wells Fargo's request, Guarantor agrees to provide to Wells Fargo copies of Guarantor's financial statements.

5.           REPRESENTATIONS AND WARRANTIES.  Guarantor represents and warrants to Wells Fargo that: (a) this Guaranty is executed at Company's request; (b) Guarantor shall not, without Wells Fargo's prior written consent, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all or a substantial or material part of Guarantor's assets other than in the ordinary course of Guarantor's business; (c) Wells Fargo has made no representation to Guarantor as to the creditworthiness of Company; and (d) Guarantor has established adequate means of obtaining from Company on a continuing basis financial and other information pertaining to Company's financial condition.  Guarantor agrees to keep adequately informed of any facts, events or circumstances which might in any way affect Guarantor's liability under this Guaranty, and Guarantor further agrees that Wells Fargo shall have no obligation to disclose to Guarantor any information or material about Company which is acquired by Wells Fargo in any manner.

6.           GUARANTOR'S WAIVERS.

(a)           Guarantor waives any right to require Wells Fargo to: (i) proceed against Company or any other person; (ii) marshal assets or proceed against or exhaust any security granted by Company or any other person; (iii) give notice of the terms, time and place of any public or private sale or other disposition of personal property security granted by Company or any other person; (iv) take any other action or pursue any other remedy in Wells Fargo's power; or (v) make any presentment or demand for performance, or give any notice of nonperformance, protest, notice of protest or notice of dishonor hereunder or in connection with any obligations or evidences of indebtedness held by Wells Fargo as security for or which constitute in whole or in part the Indebtedness guaranteed hereunder, or in connection with the creation of new or additional Indebtedness.

(b)           Guarantor waives any defense to its obligations hereunder based upon or arising by reason of: (i) any disability or other defense of Company or any other person; (ii) the cessation or limitation from any cause whatsoever, other than payment in full, of the Indebtedness or the indebtedness of any other person; (iii) any lack of authority of any officer, director, partner, agent or any other person acting or purporting to act on behalf of Company, if it is a corporation, partnership or other type of entity, or any defect in the formation of Company; (iv) the application by Company of the proceeds of any Indebtedness for purposes other than the purposes represented by Company to, or intended or understood by, Wells Fargo or Guarantor; (v) any act or omission by Wells Fargo which directly or indirectly results in or aids the discharge of Company or any portion of the Indebtedness by operation of law or otherwise, or which in any way impairs or suspends any rights or remedies of Wells Fargo against Company; (vi) any impairment of the value of any interest in any security for the Indebtedness or any portion thereof, including without limitation, the failure to obtain or maintain perfection or recordation of any interest in any such security, the release of any such security without substitution, and/or the failure to preserve the value of, or to comply with applicable law in disposing of, any such security; (vii) any modification of the Indebtedness, in any form whatsoever, including any modification made after revocation hereof to any Indebtedness incurred prior to such revocation, and including without limitation the renewal, extension, acceleration or other change in time for payment of, or other change in the terms of, the Indebtedness or any portion thereof, including increase or decrease of the rate of interest thereon; or (viii) any requirement that Wells Fargo give any notice of acceptance of this Guaranty.  Until all Indebtedness has been paid in full, Guarantor shall have no right of subrogation, and Guarantor waives any right to enforce any remedy which Wells Fargo now has or may hereafter have against Company or any other person, and waives any benefit of, or any right to participate in, any security now or hereafter held by Wells Fargo.  Guarantor further waives all rights and defenses Guarantor may have arising out of (A) any election of remedies by Wells Fargo, even though that election of remedies, such as a non-judicial foreclosure with respect to any security for any portion of the Indebtedness, destroys Guarantor's rights of subrogation or Guarantor's rights to proceed against Company for reimbursement, or (B) any loss of rights Guarantor may suffer by reason of any rights, powers or remedies of Company in connection with any anti-deficiency laws or any other laws limiting, qualifying or discharging Company's Indebtedness, whether by operation of law or otherwise, including any rights Guarantor may have to a fair market value hearing to determine the size of a deficiency following any foreclosure sale or other disposition of any real property security for any portion of the Indebtedness.

7.           WELLS FARGO'S RIGHTS WITH RESPECT TO GUARANTOR'S PROPERTY IN ITS POSSESSION.  In addition to all liens upon and rights of setoff against the monies, securities or other property of Guarantor given to Wells Fargo by law, Wells Fargo shall have a lien upon and a right of setoff against all monies, securities and other property of Guarantor now or hereafter in the possession of or on deposit with Wells Fargo, whether held in a general or special account or deposit or for safekeeping or otherwise, and every such lien and right of setoff may be exercised without demand upon or notice to Guarantor.  No lien or right of setoff shall be deemed to have been waived by any act or conduct on the part of Wells Fargo, or by any neglect to exercise such right of setoff or to enforce such lien, or by any delay in so doing, and every right of setoff and lien shall continue in full force and effect until such right of setoff or lien is specifically waived or released by Wells Fargo in writing.

8.           SUBORDINATION.  Any indebtedness of Company now or hereafter held by Guarantor is hereby subordinated to the Indebtedness.  Such indebtedness of Company to Guarantor is assigned to Wells Fargo as security for this Guaranty and the Indebtedness and, if Wells Fargo requests, shall be collected and received by Guarantor as trustee for Wells Fargo and paid over to Wells Fargo on account of the Indebtedness but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.  Any notes or other instruments now or hereafter evidencing such indebtedness of Company to Guarantor shall be marked with a legend that indicates that the notes or other instruments are subject to this Guaranty and, if Wells Fargo so requests, such notes and instruments shall be delivered to Wells Fargo. Wells Fargo is hereby authorized in the name of Guarantor from time to time to file financing statements and continuation statements and execute such other documents and take such other action as Wells Fargo deems necessary or appropriate to perfect, preserve and enforce its rights hereunder.

9.           REMEDIES; NO WAIVER.  All rights, powers and remedies of Wells Fargo hereunder are cumulative.  No delay, failure or discontinuance of Wells Fargo in exercising any right, power or remedy hereunder shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy.  Any waiver, permit, consent or approval of any kind by Wells Fargo of any breach of this Guaranty, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

10.           COSTS, EXPENSES AND ATTORNEYS' FEES.  Guarantor shall pay to Wells Fargo immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Wells Fargo’s in-house counsel), expended or incurred by Wells Fargo in connection with the enforcement of any of Wells Fargo's rights, powers or remedies and/or the collection of any amounts which become due to Wells Fargo under this Guaranty, and the prosecution or defense of any action in any way related to this Guaranty, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Wells Fargo or any other person) relating to Guarantor or any other person or entity.  All of the foregoing shall be paid by Guarantor with interest from the date of demand until paid in full at a rate per annum equal to the greater of ten percent (10%) or Wells Fargo’s Prime Rate in effect from time to time.

11.           SUCCESSORS; ASSIGNMENT.  This Guaranty shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Guarantor may not assign or transfer any of its interests or rights hereunder without Wells Fargo's prior written consent.  Guarantor acknowledges that Wells Fargo has the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, the Indebtedness and any obligations with respect thereto, including this Guaranty.  In connection therewith, Wells Fargo may disclose all documents and information which Wells Fargo now has or hereafter acquires relating to Guarantor and/or this Guaranty, whether furnished by Company, Guarantor or otherwise.  Guarantor further agrees that Wells Fargo may disclose such documents and information to Company.

12.           AMENDMENT.  This Guaranty may be amended or modified only in writing signed by Wells Fargo and Guarantor.

13.           APPLICATION OF SINGULAR AND PLURAL.  In all cases where there is more than one Company named in this instrument, then the term “Company” shall be deemed to have been used in the plural where context and construction so require; and when this Guaranty is executed by more than one Guarantor, the word "Guarantor" shall mean all or any one or more of them as the context requires.

14.           UNDERSTANDING WITH RESPECT TO WAIVERS; SEVERABILITY OF PROVISIONS.  Guarantor warrants and agrees that each of the waivers set forth herein is made with Guarantor's full knowledge of its significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law.  If any waiver or other provision of this Guaranty shall be held to be prohibited by or invalid under applicable public policy or law, such waiver or other provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such waiver or other provision or any remaining provisions of this Guaranty.

15.           GOVERNING LAW.  This Guaranty shall be governed by and construed in accordance with the laws of the State of Texas.

16.             WAIVER OF JURY TRIAL. GUARANTOR IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, BASED ON OR PERTAINING TO THIS GUARANTY.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty as of June 10, 2014.

General Finance Corporation
By:	/s/ Christopher A. Wilson
Name:	Christopher A. Wilson
Title	Vice President and General Counsel

[Signature Page to Limited Continuing Guaranty (General Finance Corporation)]